SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

Form  8 K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

December 24, 1999
-----------------
(Date of earliest event reported)


The American Education Corporation
----------------------------------
(Exact name of registrant as specified in its charter)


Colorado
--------
(State or other jurisdiction of incorporation)


0-11078
-------
Commission File Number


84-0838184
----------
IRS Employer Identification No.


7506 North Broadway Extension, Suite 505, Oklahoma City, Oklahoma
-----------------------------------------------------------------
(Address of principal executive office)


73116
-----
(Zip Code)


(405) 840-6031
--------------
Registrant's telephone number, including area code


Item 7.     Financial Statements, Pro Forma Financial Information
            and Exhibits
-----------------------------------------------------------------

(a) Financial Statements of Business Acquired.
----------------------------------------------
The following financial statements of Dolphin, Inc. are filed herewith:

     Independent Auditor's Report
     Balance Sheets at December 31, 1998 and (unaudited) at
       September 30, 1999
     Statements of Income for the year ended December 31, 1998
       and (unaudited) for the nine months ended September 30, 1999 Statements of Stockholders' Equity for the year ended
       December 31, 1998 and (unaudited) for the nine months ended September 30, 1999
     Statements of Cash Flows for the year ended December 31, 1998 and (unaudited) for the nine months ended September 30, 1999 Notes to Consolidated Financial Statements

(b) Unaudited Pro Forma Financial Information.
----------------------------------------------
The following unaudited pro forma condensed consolidated financial information is filed herewith:

     Unaudited Pro Forma Condensed Consolidated Balance Sheet as
       of September 30, 1999
     Unaudited Pro Forma Condensed Consolidated Statement of
       Income for the nine months ended September 30, 1999 Unaudited Pro Forma Condensed Consolidated Statement of
       Income for the year ended December 31, 1998
     Notes to Unaudited Pro Forma Condensed Consolidated
       Financial Statements

(c) Exhibits.
-------------
Exhibit 2.1 ( the Stock Purchase Agreement ) was filed in accordance with the provisions of Item 601 of Regulation S-B with the Form 8-K filed on January 10, 2000.

23.1  Consent of Independent Public Accounts


Independent Auditor's Report

To the Board of Directors
Dolphin, Inc.
Gibbsboro, NJ


We have audited the accompanying balance sheet of Dolphin, Inc. as of December 31, 1998, and the related statements of income, stockholder's equity, and cash flows for the year then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dolphin, Inc. at December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Haddonfield, New Jersey
December 3, 1999



DOLPHIN, INC.
Balance Sheet
December 31, 1998

Assets



Current assets
   Cash                                                $    12,734
   Accounts receivable (Note 2)                            667,125
   Prepaid expenses (Note 3)                                11,194

      Total current assets                                 691,053

Property and equipment (Note 1)
   Equipment                                               260,805
   Computers and furniture                                 150,659
   Improvements                                             30,350

                                                           441,814

   Less:  accumulated depreciation                         296,566

Net property and equipment                                 145,248

Non-current assets
   Security deposit - Rent (Note 7)                          1,584

      Total assets                                     $   837,885


The accompanying notes are an integral part of these financial statements


DOLPHIN, INC.
Balance Sheet
December 31, 1998



Liabilities and Stockholder's Equity



Current liabilities
   Accounts payable                                    $    43,278
   Accrued expenses (Note 4)                                92,556
   Deferred federal income taxes payable (Note 14)         132,068
   Deferred state income taxes payable (Note 14)            38,417
   Deferred revenue (Note 5)                               117,130
   Reserve for warranties (Note 6)                          10,000

      Total current liabilities                            433,449


      Total liabilities                                    433,449

Stockholder's equity
   Common stock, no par value; 18,000 shares
    authorized, 100 shares issued and
    outstanding                                              1,000
   Additional paid-in capital                               11,587
   Retained earnings - unappropriated                      391,849

      Total stockholder's equity                           404,436

      Total liabilities and
       stockholder's equity                            $   837,885


The accompanying notes are an integral part of these financial statements


DOLPHIN, INC.
Statement of Income
For the Year Ended December 31, 1998


Income
   Revenue                                             $ 2,278,315

Development Costs
   Consultants                                              91,429
   Salaries                                              1,186,862
   Payroll taxes                                            81,840
   Rent (Note 7)                                            76,944
   Depreciation (Note 1)                                    60,700

Total development costs                                  1,497,775

Gross Profit                                               780,540

General and administrative expenses
   Administrative salaries                                 166,617
   Payroll taxes                                            11,691
   Rent (Note 7)                                            19,236
   Office supplies/expense                                  23,543
   Travel & entertainment                                   47,613
   Operating expense                                           981
   Telephone                                                21,243
   Insurance                                                91,485
   Automobile                                                1,405
   Professional fees (Note 11)                              30,884
   Repairs and maintenance                                   1,350
   Postage and delivery                                      4,656
   Conference                                                  110
   Dues and subscriptions                                    3,306
   Gifts                                                     8,649
   Taxes - other                                             4,097
   Outside services                                          8,513
   Lease expense - auto (Note 8)                             9,467
   Equipment rental (Note 9)                                 3,320
   Bank charges                                                220
   Advertising                                               5,042
   Continuing education                                      9,105
   Contribution to 401K plan (Note 1)                       10,350
   Software                                                  7,515

Total general & administrative expenses                    490,398

Income from operations                                     290,142


The accompanying notes are an integral part of these financial statements


DOLPHIN, INC.
Statement of Income (Continued)
For the Year Ended December 31, 1998

Income from operations                                 $   290,142

Other income (expenses)
      Interest income                                        4,285
      Bad debt expense (Note 11)                          (120,663)
      Professional fees (Note 15)                           (3,835)

Total other income (expenses)                             (120,213)

Income before income tax expense (benefit) (Note 1)        169,929

      Deferred income taxes - federal (Note 14) 57,636
                            - state (Note 14)   15,294

Total income taxes                                          72,930

          Net income                                   $    96,999


The accompanying notes are an integral part of these financial statements


DOLPHIN, INC.
Statement of Stockholder's Equity
For the Year Ended December 31, 1998



                                     Retained Earnings

               Additional
                Paid-In    Common   Appro-     Unappro-
                Capital     Stock    priated    priated     Total

Balance,
January 1, 1998 $ 11,587   $ 1,000  $     -0-  $ 294,850  $307,437

Net income for
 the period          -0-       -0-        -0-     96,999    96,999

Balance,
December 31,
 1998           $ 11,587   $ 1,000  $     -0-  $ 391,849  $404,436


The accompanying notes are an integral part of these financial statements


DOLPHIN, INC.
Statement of Cash Flows
For the Year Ended December 31, 1998


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                           $   96,999
  Adjustments to Reconcile Net Income to Net
    Cash Used by Operating Activities:
    Depreciation                          $   60,700
    (Increase) Decrease in:
      Accounts receivable                   (103,320)
      Prepayments                             (4,707)
    Increase in:
      Accounts payable                        23,470
      Deferred income taxes payable
                            - federal         57,636
      Deferred income taxes payable
                            - state           15,294
      Accrued expenses                       (24,460)
      Deferred revenue                       102,527
      Due to Byron Preiss                   (320,937)

         Total adjustments                               (193,797)

    NET CASH USED BY OPERATING ACTIVITIES                 (96,798)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment                     (35,965)

    NET CASH USED BY INVESTING ACTIVITIES                 (35,965)


NET DECREASE IN CASH                                     (132,763)

CASH AT JANUARY 1, 1998                                   145,497

CASH AT DECEMBER 31, 1998                              $   12,734

SUPPLEMENTAL INFORMATION:
  Income taxes, paid                                   $      -0-

  Interest                                                    -0-

The accompanying notes are an integral part of these financial statements


DOLPHIN, INC.
Notes To Financial Statements
December 31, 1998



Note 1 - Summary of Significant Accounting Policies
---------------------------------------------------

Nature of Operations
--------------------

The Company was incorporated in the State of New Jersey on February 5, 1990. Dolphin, Inc. is a service company which develops computer software in the educational and marketing areas.

Method of Accounting
--------------------

The Company prepares its financial statements on the accrual basis of accounting. The accompanying financial statements have been prepared on that basis, in which revenue and gains are recognized when earned and expenses and losses when incurred.

Recognition of Revenue
----------------------

The Company's method of recognizing revenue is the accrual method. In most instances, customer billings are prepared when the work completed reaches a certain level which is designated as a "milestone". As a general rule, about 10% of the most recent customer billing on a contract is an advance billing. This advance portion of billings is reflected as a liability, and is designated in the financial statements as deferred revenue.
In those instances where customer billings do not reflect "milestones", the proper adjustments are made to properly match revenues and expenses.

All costs and expenses, incurred in connection with the development of products, are charged to operations.

The Company records a reserve for warranties equal to approximately 1% of the contract amount.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated lives of the respective assets.


Income Taxes
------------

The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) 109, Accounting for Income Taxes which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

401K Plan
---------

The Company established a savings plan under section 401K of the Internal Revenue Code. This savings plan allows eligible employees to contribute up to 15 percent of their compensation on a pretax basis. The Company matches 25 percent of the first six percent of the employees contribution. As of December 31, 1998, the matching contribution was $10,350.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Accounts Receivable
----------------------------

The accounts receivable at December 31, 1998 consists of:

     Billed                                             $ 209,925
     Unbilled                                             457,200
                                                          667,125
     Less:  Allowance for doubtful accounts
             receivable                                       -0-

                                                        $ 667,125



Note 3 - Prepayments
--------------------

The prepayments at December 31, 1998 are summarized below:

     Insurance                                          $  2,789
     Rent                                                  8,405

                                                        $ 11,194

Note 4 - Accrued Expenses
-------------------------

The details at December 31, 1998 of the accrued expenses are summarized below:

     Payroll taxes                                      $    299
     Salaries                                             71,527
     Vacation pay                                         20,730

                                                        $ 92,556


Note 5 - Deferred Revenue
-------------------------

The Company's policy is to bill customers when the work completed reaches milestones specified in the contract. The milestones reflect completed work as indicated in the contract schedule. Generally, a liability of 10% of the most recent customer billings on work in process contracts is reflected as deferred revenue. In certain instances, the deferred revenue may be greater or less than the 10% noted above. The liability at December 31, 1998 is $117,130.


Note 6 - Reserve for Warranties
-------------------------------

The Company records a reserve for warranties equal to approximately 1% of the contract amount. The warranty period for completed work is six months. The reserve balance at December 31, 1998 is $10,000.


Note 7 - Rent Expense
---------------------

The Company leases its office facilities, located in Gibbsboro, New Jersey, from Brandywine Realty Trust. The security deposit in the amount of $1,584 is being held by the landlord. This deposit will be refunded upon termination of the lease. On January 13, 1997, the Company agreed to an amendment of its current lease. The square feet increased from 5,014 to 6,584.

Minimum rents due under the lease are as follows:

           January 1, 1999 to June 30, 1999    $ 42,025
           June 30, 1999 - May 31, 2000          95,400


Note 8 - Lease Expense - Auto
-----------------------------

The Company leases a 1997 Lexus Series LS400 from Lexus
Financial Services. The lease commenced on May 26, 1997, and extends for a four year period with monthly payments of $789.


Note 9 - Equipment Rental
-------------------------

The Company leases a Canon NP6230 copier from Canon Financial
Services. The lease commenced on October 10, 1997, and extends for a three year period with monthly payments of $277.


Note 10 - Stock Purchase Agreement with Byron Preiss Multimedia
---------------------------------------------------------------

On March 21, 1997, Mr. Andrew Gardner (Sole Shareholder) entered into a stock purchase agreement ("Purchase Agreement") with Byron Preiss Multimedia Company, Inc. ("BPMC"), providing for the sale of Dolphin, Inc. Under the terms of the purchase agreement, BPMC purchased all the outstanding capital stock of Dolphin, Inc., which consisted of 100 shares of common stock, without par value. On March 21, 1997, the transaction was completed and Mr. Gardner received $500,000 in cash, a convertible note in the principal amount of $1,750,000 and 395,947 shares of unregistered BPMC common stock. BPMC defaulted on its note to Mr. Gardner and, pursuant to a stock pledge agreement securing BPMC's note to Mr. Gardner, effective June 14, 1999, the ownership of Dolphin, Inc. reverted back to Mr. Gardner.

Note 11 - Bad Debt Expense
--------------------------

This expense in the amount of $120,663 is an extraordinary expense and not a part of the Company's normal operations.
This amount was an intercompany receivable which was subsequently deemed to be uncollectible.


Note 12 - Credit Line
---------------------

The Company maintains a $200,000 line of credit secured by personal guarantee of Andrew and Tracy Gardner. The amount outstanding under the line of credit at December 31, 1998 was -0-. The rate of interest on the credit line is prime plus 1%.


Note 13 - Risk Concentrations
-----------------------------

The Company maintains its cash in bank accounts which, at times may exceed federally insured limits. The Company has not experienced any loss on such amounts. As of December 31, 1998, the company's uninsured cash balances totalled $-0-.
The Company grants credit, generally without collateral to its customers which are located primarily in the eastern United States. Management believes that its contract acceptance, billing, and collection policies are adequate to minimize potential credit risk.


Note 14 - Income taxes
----------------------

The deferred tax assets recognized for taxable temporary differences were as follows:

        Accounts payable                                $  31,780
        Accrued expenses                                   92,556
        Deferred revenue                                  117,130
        Reserve for warranties                             10,000

                                                        $ 251,466


At December 31, 1998 the deferred tax liabilities recognized for deductible temporary differences were as follows:

        Accounts receivable                             $ 209,925
        Unbilled accounts receivable                      457,200
        Prepaid expenses                                   11,194

                                                        $ 678,319


Income tax expense consists of the following components:

        Current income tax expense                      $  83,700

        Less:  tax benefit of net operating
               loss carry forward                         (83,700)

        Deferred income tax expense                        72,930

                                                        $  72,930



Note 15 - Professional fees
---------------------------

The fees in the amount of $3,835 are extraordinary expenses and are not a part of the Company's normal operations. These fees occurred as a result of Byron Preiss Multimedia Company defaulting on its obligation to pay Mr. Gardner for purchasing the Dolphin, Inc. stock. This amount was directly related to the dissolution of the Byron Preiss merger.



DOLPHIN, INC.
At SEPTEMBER 30, 1999



To the Board of Directors
Dolphin, Inc.
Gibbsboro, NJ


We have compiled the accompanying balance sheet of Dolphin, Inc. as of September 30, 1999, and the related statements of income, stockholder's equity, and cash flows for the nine months then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.




Haddonfield, New Jersey
November 5, 1999


DOLPHIN, INC.
Balance Sheet
September 30, 1999



Assets

Current assets
   Cash                                                $   106,241
   Accounts receivable (Note 2)                            494,555
   Prepaid expenses (Note 3)                                12,370

      Total current assets                                 613,166

Property and equipment (Note 1)
   Equipment                                               271,099
   Computers and furniture                                 172,749
   Improvements                                             32,750

                                                           476,598

   Less:  accumulated depreciation                         336,571

Net property and equipment                                 140,027

Non-current assets
   Security deposit - Rent (Note 7)                          1,584

      Total assets                                     $   754,777


See accompanying notes and accountant's report



DOLPHIN, INC.
Balance Sheet
September 30, 1999



Liabilities and Stockholder's Equity



Current liabilities
   Accounts payable                                    $    13,412
   Accrued expenses (Note 4)                               134,775
   Current federal income taxes payable                     29,231
   Current state income taxes payable                       11,660
   Deferred federal income taxes payable (Note 14)          99,951
   Deferred state income taxes payable (Note 14)            25,918
   Deferred revenue (Note 5)                                35,596
   Reserve for warranties (Note 6)                           5,400

      Total current liabilities                            355,943


      Total liabilities                                    355,943

Stockholder's equity
   Common stock, no par value; 18,000 shares
    authorized, 100 shares issued and
    outstanding                                              1,000
   Additional paid-in capital                               11,587
   Retained earnings - unappropriated                      386,247

      Total stockholder's equity                           398,834

      Total liabilities and
       stockholder's equity                            $   754,777


See accompanying notes and accountant's report



DOLPHIN, INC.
Statement of Income
For the Nine Months Ended September 30, 1999


Income
   Revenue                                             $ 1,557,290

Development Costs
   Consultants                                             115,259
   Salaries                                                798,621
   Payroll taxes                                            66,429
   Rent (Note 7)                                            59,859
   Depreciation (Note 1)                                    40,005

Total development costs                                  1,080,173

Gross Profit                                               477,117

General and administrative expenses
   Administrative salaries                                 158,559
   Payroll taxes                                            13,189
   Rent (Note 7)                                            14,965
   Office supplies/expense                                  25,126
   Travel & entertainment                                   39,088
   Operating expense                                         3,431
   Telephone                                                13,550
   Insurance                                                71,555
   Automobile                                                2,094
   Professional fees (Note 11)                               8,918
   Repairs and maintenance                                   1,305
   Postage and delivery                                      4,873
   Conference                                                1,114
   Dues and subscriptions                                      625
   Gifts                                                       407
   Taxes - other                                                40
   Outside services                                          7,089
   Lease expense - auto (Note 8)                             7,100
   Interest                                                  4,061
   Equipment rental (Note 9)                                 2,767
   Bank charges                                                240
   Advertising                                               7,137
   Continuing education                                      9,592
   Contribution to 401K plan (Note 1)                       10,873
   Software                                                  8,409

Total general & administrative expenses                    416,107

Income from operations                                      61,010

See accompanying notes and accountant's report



DOLPHIN, INC.
Statement of Income (Continued)
For the Nine Months Ended September 30, 1999



Income from operations                                     $    61,010

Other income (expenses)
      Interest income                                              433
Professional fees (Note 11)                                    (70,770)

Total other income (expenses)                                  (70,337)

Income (loss) before income tax expense (benefit) (Note 1)      (9,327)

      Federal income taxes - current (Note 14)    29,231
      State income taxes - current (Note 14)      11,660
      Federal income taxes - deferred (Note 14)  (32,117)
      State income taxes - deferred (Note 14)    (12,499)

Total income taxes                                              (3,725)

          Net loss                                         $    (5,602)


See accompanying notes and accountant's report


DOLPHIN, INC.
Statement of Stockholder's Equity
For the Nine Months Ended September 30, 1999



                                     Retained Earnings

               Additional
                Paid-In    Common   Appro-     Unappro-
                Capital     Stock    priated    priated     Total
Balance,
January 1, 1999 $ 11,587   $ 1,000  $     -0-  $ 391,849  $404,436

Net loss
 the period          -0-       -0-        -0-     (5,602)   (5,602)

Balance,
September 30,
 1999            $ 11,587   $ 1,000  $     -0-  $ 386,247  $398,834


See accompanying notes and accountant's report


DOLPHIN, INC.
Statement of Cash Flows
For the Nine Months Ended September 30, 1999


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                             $   (5,602)
  Adjustments to Reconcile Net loss to Net
    Cash Used by Operating Activities:
    Depreciation                          $   40,005
    (Increase) Decrease in:
      Accounts receivable                    172,570
      Prepayments                             (1,176)
    Increase (Decrease) in:
      Accounts payable                       (29,866)
      Current income taxes payable
                            - federal         29,231
      Current income taxes payable
                            - state           11,660
      Deferred income taxes payable
                            - federal        (32,117)
      Deferred income taxes payable
                            - state          (12,499)
      Accrued expenses                        42,219
      Deferred revenue                       (81,534)
      Reserve for warranties                  (4,600)

         Total adjustments                                133,893

    NET CASH PROVIDED BY OPERATING ACTIVITIES             128,291

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment                     (34,784)

    NET CASH USED BY INVESTING ACTIVITIES                 (34,784)


NET INCREASE IN CASH                                       93,507

CASH AT JANUARY 1, 1999                                    12,734

CASH AT SEPTEMBER 30, 1999                             $  106,241

SUPPLEMENTAL INFORMATION:
  Income taxes, paid                                   $      -0-

  Interest                                                  4,061

See accompanying notes and accountant's report



DOLPHIN, INC.
Notes To Financial Statements
September 30, 1999



Note 1 - Summary of Significant Accounting Policies
---------------------------------------------------

Business Activity
-----------------

The Company was incorporated in the State of New Jersey on February 5, 1990. Dolphin, Inc. is a service company which develops computer software in the educational and marketing areas.

Method of Accounting
--------------------

The Company prepares its financial statements on the accrual basis of accounting. The accompanying financial statements have been prepared on that basis, in which revenue and gains are recognized when earned and expenses and losses when incurred.

Recognition of Revenue
----------------------

The Company's method of recognizing revenue is the accrual method. In most instances, customer billings are prepared when the work completed reaches a certain level which is designated as a "milestone". As a general rule, about 10% of the most recent customer billing on a contract is an advance billing. This advance portion of billings is reflected as a liability, and is designated in the financial statements as deferred revenue.
In those instances where customer billings do not reflect "milestones", the proper adjustments are made to properly match revenues and expenses.

All costs and expenses, incurred in connection with the development of products, are charged to operations.

The Company records a reserve for warranties equal to approximately 1% of the contract amount.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated lives of the respective assets.


Income Taxes
------------

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the taxes bases of assets and liabilities and their reported amounts in the financial statements.

401K Plan
---------

The Company established a savings plan under section 401K of the Internal Revenue Code. This savings plan allows eligible employees to contribute up to 15 percent of their compensation on a pretax basis. The Company matches 25 percent of the first six percent of the employees contribution. As of September 30, 1999, the matching contribution was $10,873.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Note 2 - Accounts Receivable
----------------------------

The accounts receivable at September 30, 1999 consists of:

     Billed                                             $ 443,905

     Unbilled                                              50,650

                                                          494,555
     Less:  Allowance for doubtful accounts
             receivable                                       -0-

                                                        $ 494,555


Note 3 - Prepayments
--------------------

The prepayments at September 30, 1999 are summarized below:

     Insurance                                         $   4,329
     Rent                                                  8,041

                                                       $  12,370

Note 4 - Accrued Expenses
-------------------------


The details at September 30, 1999 of the accrued expenses are summarized below:

     Salaries                                          $  40,777
     Vacation pay                                         17,942
     Bonuses                                              34,195
     Consultants                                           5,100
     Professional fees                                    27,770
     Operating                                             8,991

                                                       $ 134,775

Note 5 - Deferred Revenue
-------------------------

The Company's policy is to bill customers when the work completed reaches milestones specified in the contract. The milestones reflect completed work as indicated in the contract schedule. Generally, a liability of 10% of the most recent customer billings on work in process contracts is reflected as deferred revenue. In certain instances, the deferred revenue may be greater or less than the 10% noted above. The liability at September 30, 1999 is $35,696.


Note 6 - Reserve for Warranties
-------------------------------

The Company records a reserve for warranties equal to approximately 1% of the contract amount. The warranty period for completed work is six months. The reserve balance at September 30, 1999 is $5,400.


Note 7 - Rent Expense
---------------------

The Company leases its office facilities, located in Gibbsboro, New Jersey, from Brandywine Realty Trust. The security deposit in the amount of $1,584 is being held by the landlord. This deposit will be refunded upon termination of the lease. On January 13, 1997, the Company agreed to an amendment of its current lease. The square feet increased from 5,014 to 6,584.

    Minimum rents due under the lease are as follows:

           January 1, 1999 to June 30, 1999    $ 42,025
           June 30, 1999 - May 31, 2000          95,400


Note 8 - Lease Expense - Auto
-----------------------------

The Company leases a 1997 Lexus Series LS400 from Lexus
Financial Services. The lease commenced on May 26, 1997, and extends for a four year period with monthly payments of $789.


Note 9 - Equipment Rental
-------------------------

The Company leases a Canon NP6230 copier from Canon Financial
Services. The lease commenced on October 10, 1997, and extends for a three year period with monthly payments of $277.


Note 10 - Stock Purchase Agreement with Byron Preiss Multimedia
---------------------------------------------------------------

On March 21, 1997, Mr. Andrew Gardner (Sole Shareholder) entered into a stock purchase agreement ("Purchase Agreement") with Byron Preiss Multimedia Company, Inc. ("BPMC"), providing for the sale of Dolphin, Inc. Under the terms of the purchase agreement, BPMC purchased all the outstanding capital stock of Dolphin, Inc., which consisted of 100 shares of common stock, without par value. On March 21, 1997, the transaction was completed and Mr. Gardner received $500,000 in cash, a convertible note in the principal amount of $1,750,000 and 395,947 shares of unregistered BPMC common stock. BPMC defaulted on its note to Mr. Gardner and, pursuant to a stock pledge agreement securing BPMC's note to Mr. Gardner, effective June 14, 1999, the ownership of Dolphin, Inc. reverted back to Mr. Gardner.


Note 11 - Professional Fees
---------------------------

The fees in the amount of $70,700 are extraordinary expenses and are not a part of the Company's normal operations. These fees occurred as a result of Byron Preiss Multimedia Company defaulting on their obligation to pay Mr. Gardner for purchasing the Dolphin, Inc. stock.


Note 12 - Credit Line
---------------------

The Company maintains a $200,000 line of credit secured by personal guarantee of Andrew and Tracy Gardner. The amount outstanding under the line of credit at September 30, 1999 was -0-. The rate of interest on the credit line is prime plus 1%.

Note 13 - Risk Concentrations
-----------------------------

The Company maintains its cash in bank accounts which, at times may exceed federally insured limits. The Company has not experienced any loss on such amounts. As of September 30, 1999, the company's uninsured cash balances totalled $-0-.
The Company grants credit, generally without collateral to its customers which are located primarily in the eastern United States. Management believes that its contract acceptance, billing, and collection policies are adequate to minimize potential credit risk.


Note 14 - Income taxes
----------------------

The deferred tax assets recognized for deductible temporary differences were as follows:

        Accounts payable                                $  13,412
        Accrued expenses                                  134,775
        Deferred revenue                                   35,596
        Reserve for warranties                              5,400
        Other                                                 541

                                                        $ 189,724


At September 30, 1999 the deferred tax liabilities for taxable temporary differences were as follows:

        Accounts receivable                             $ 443,905
        Unbilled accounts receivable                       50,650
        Prepaid expenses                                   12,370

                                                        $ 506,925


Income tax expense consists of the following components:

        Current income tax expense                      $  40,891

        Deferred income tax expense                       (44,616)

                                                        $  (3,725)


PRO FORMA FINANCIAL INFORMATION
-------------------------------

UNAUDITED PRO FORMA FINANCIAL DATA

The following unaudited pro forma consolidated statement of income for the year ended December 31, 1998 reflects the historical accounts of The American Education Corporation ("AEC" or "the Company") for that period, adjusted giving effect to the acquisition, by AEC of Dolphin, Inc. as if the event had occurred on the first day of the period presented. The following unaudited pro forma consolidated statement of income for the nine months ended September 30, 1999 reflects the historical accounts of the Company for that period, adjusted giving effect to the acquisition, as if the event had occurred on the first day of the period presented. The following unaudited pro forma consolidated balance sheet as of September 30, 1999 reflects the historical accounts of the Company as of that date as adjusted to give pro forma effect to the acquisition, as if the event had occurred on September 30, 1999.

The unaudited pro forma consolidated financial data and related notes should be read in conjunction with the financial statements and financial information pertaining to the Company and Dolphin, Inc. included elsewhere herein and documents previously filed with the Securities and Exchange Commission by the Company. The Company believes that the assumptions used in the following statements provide a reasonable basis on which to present the unaudited pro forma financial data. The unaudited pro forma consolidated financial data are provided for informational purposes only and should not be construed to be indicative of the Company's financial condition, results of operations or covenant compliance had the acquisition transaction described above been consummated on the dates assumed, and are not intended to project the Company's financial condition on any future date or its results of operations for any future period.



UNAUDITED PRO FORMA CONSOLIDATED BLANCE SHEETS
AS OF SEPTEMBER 30, 1999

                           Historical
                     -----------------------
                     The American
                      Education      Dolphin     Pro Forma     Pro Forma
                     Corporation       Inc.     Adjustments   Consolidated
                     ------------   --------    -----------   ------------
ASSETS
  Cash               $ 1,143,484    $106,241    $  (252,000)(a)$   997,725
  Accounts receivable  2,132,332     494,555                     2,626,887
  Inventories            185,308         -                         185,308
  Prepaid expenses
   and deposits          417,319      12,370                       429,689

                     ------------   ---------   ------------   -----------
                       3,878,443     613,166      (252,000)      4,239,609

Property and equipment,
  at cost                690,299     476,598                     1,166,897
  Less accumulated
  Depreciation and
  Amortization          (263,528)   (336,571)                     (600,099)
                     ------------   ---------   -------------   ----------
    Net property and
      Equipment          426,771     140,027                       566,798

Other assets:
  Capitalized software
  costs, net of
  amortization         1,685,969          -                       1,685,969
  Goodwill, net of
  accumulated
  amortization           986,416          -      1,401,166 (a)    2,387,582
  Other                   21,036       1,584                         22,620
  Deferred income
  Taxes                  313,994          -                         313,994
                    -------------  ----------  ---------------  -----------
Total other assets     3,007,415       1,584     1,401,166        4,410,165
                    -------------  ----------  ---------------  -----------
Total Assets         $ 7,312,629   $ 754,777   $ 1,149,166      $ 9,216,572
                    =============  ==========  ===============  ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable
  trade             $    365,024   $  13,412   $                $   378,436
  Accrued liabilities    678,344     134,775                        813,119
  Accounts Payable -
  affiliate               95,216          -                          95,216
  Foreign income taxes
  payable                 86,428          -                          86,428
  Notes payable and
  current portion of
  long term debt         129,749          -                         129,749
  Income taxes payable    40,627     166,760                        207,387
  Other current
  liabilities                 -       40,996                         40,996
                    -------------  ----------  ---------------  -----------
Total current
  liabilities          1,395,388     355,943            -         1,751,331

Long-term debt           137,479          -      1,500,000(a)     1,637,479
Other liabilities          6,450          -                           6,450
                    -------------  ----------  ---------------  -----------
Total liabilities      1,539,317     355,943     1,500,000        3,395,260

Commitments and contingencies

Stockholders' Equity
  Common Stock           342,331       1,000           879 (a)      343,210
                                                    (1,000)(b)
  Additional paid-in
  capital              6,347,971      11,587        47,121 (a)    6,395,092
                                                   (11,587)(b)
  Retained Earnings/
  (Deficit)           (1,881,976)    391,849      (391,849)(b)   (1,881,976)
  Year to date
  earnings               964,986      (5,602)        5,602 (b)      964,986
                    -------------  ----------  ---------------  -----------
    Total stockholders'
    equity             5,773,312     398,834      (350,834)       5,821,312
                    -------------  ----------  ---------------  -----------
Total liabilities and
stockholders'
equity              $  7,312,629   $ 754,777   $ 1,149,166      $ 9,216,572
                    =============  ==========  ===============  ===========

See notes to Unaudited Pro Forma Consolidated Balance Sheet.

PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED September 30, 1999
(unaudited)


                           Historical
                     -----------------------
                     The American
                      Education     Dolphin      Pro Forma     Pro Forma
                     Corporation      Inc.      Adjustments   Consolidated
                     ------------ ----------    -----------   ------------
Net Sales            $ 6,491,095  $1,557,290    $     -       $  8,048,385
Cost of goods sold       711,419   1,080,173          -          1,791,592
                     ------------ ----------    ------------   ------------

Gross Profit           5,779,676     477,117          -          6,256,793

Operating Expenses     4,218,465     416,107      69,778 (a)     4,704,350
                     -----------  ----------    ------------   ------------

Operating income       1,561,211      61,010     (69,778)        1,552,443

Other income (expense)    (3,442)    (70,337)    (95,625)(b)      (169,404)
                     ------------  ---------    ------------  -------------
Net income before
taxes                  1,557,769      (9,327)   (165,403)        1,383,039

  Income taxes           592,783      (3,725)    (38,250)(c)       550,808
                     ------------  ---------    ------------  -------------
Net income           $   964,986   $  (5,602)  $(127,153)     $    832,231
                     ============  =========    ============  =============

Basic                 13,624,217                   35,148       13,659,365

Earnings per share   $     0.071                               $     0.061
                     ============                              ============
Diluted               14,327,615                   35,148       14,362,763

Earnings per share   $     0.067                               $     0.058
                     ============                              ============

See notes to Unaudited Pro Forma Consolidated Statements of Income


PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1998
(unaudited)

                           Historical
                     -----------------------
                     The American
                      Education     Dolphin      Pro Forma     Pro Forma
                     Corporation      Inc.      Adjustments   Consolidated
                     ------------ ----------    -----------   ------------
Net Sales            $ 6,022,121  $2,278,315    $     -       $  8,300,436
Cost of goods sold       712,922   1,497,775          -          2,210,697
                     ------------   --------    ------------   ------------

Gross Profit           5,309,199     780,540          -          6,089,739

Operating Expenses     3,592,543     490,398      93,038 (a)     4,175,979
                     ------------   --------    ------------   ------------

Operating income       1,716,656     290,142     (93,038)        1,913,760

Other income (expense)    (8,701)   (120,213)   (127,500)(b)      (256,414)
                     ------------  ---------    ------------  -------------
Net income before
taxes                  1,707,955     169,929    (220,538)        1,657,346

  Income taxes           725,644      72,930     (51,000)(c)       747,574
                    -------------  ---------   -----------    -------------
Net income           $   982,311   $  96,999    $(169,538)    $    909,772
                     ============  =========    ============  =============

Basic                 12,626,000                   35,148       12,661,148

Earnings per share   $     0.078                               $     0.072
                     ============                              ============
Diluted               13,615,784                   35,148       13,650,932

Earnings per share   $     0.072                              $      0.067
                     ============                              ============

See notes to Unaudited Pro Forma Consolidated Statements of Income


NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

(a) Represents the amortization over an assumed useful life of 15 years, of the goodwill resulting from the acquisition of Dolphin, Inc.
(b) Represents interest expense on the bank debt at 8.5%.
(c) Represents the tax effect of the interest deduction.




NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(a) Represents the preliminary allocation of the purchase price of the Dolphin, Inc. acquisition based on the estimated fair value of the net assets acquired. The estimated purchase price allocation consists of the following:

Consideration:          Cash                  $   1,752,000
                        Common stock                 48,000
                                              -------------
                             Total            $   1,800,000

                        Less: Estimated fair
                          value tangible net
                          assets acquired     $     398,834
                                              -------------

                        Excess of purchase
                          price over fair
                          value of net tangible
                          assets acquired     $   1,401,166
                                              -------------

It is assumed that $1,500,000 is borrowed from a financial institution and the remainder of the cash is from the Company's operating accounts.

Acquisition expenses are assumed to be immaterial to this transaction.

There are no intercompany transactions to be eliminated in the pro forma financial statements.

(b) To eliminate the equity acquired.


Exhibit 23.1
------------

CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the incorporation by reference of our reports, included in this Form 8-K/A, into The American Education Corporation previously filed
Form S-8 Registration Statement file No. 333-89583.

James F. Leone & Co.

Haddonfield, New Jersey
March 8, 2000




Signatures

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 The American Education Corporation



Date:	March 8, 2000              By:  Jeffrey E. Butler
                                      ---------------------------
                                      Jeffrey E. Butler, Sr.
                                      Chairman of the Board of
                                      Directors
                                      President and Chief Executive
                                      Officer